Exhibit 99.8

                    AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT


          AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT, dated as of March 29, 2001 ( "Amendment"), by and among NEW WORLD COFFEE - MANHATTAN BAGEL, INC., a Delaware corporation (the "Company"), and the several parties listed on Schedule I hereto (the "Stockholders"), amending the Stockholders Agreement, dated as of January 18, 2001 (the "Original Stockholders Agreement"), among the Company and the Stockholders.

          WHEREAS, the Company and certain purchasers (the "Series F Purchasers") have entered into a Second Series F Preferred Stock and Warrant Purchase Agreement dated as of March 29, 2001 (the "Second Purchase Agreement"), pursuant to which the Series F Purchasers will purchase from the Company an additional 5,000 shares of Series F Preferred Stock, $.001 par value (the "Series F Preferred Stock"), of the Company and warrants (the "Second Warrants") to purchase shares (the "Second Warrant Shares") of Common Stock of the Company in the form attached to the Second Purchase Agreement;

          WHEREAS, pursuant to Section 9 of the Original Stockholders Agreement, the Company may amend the Original Stockholders Agreement, in an instrument executed by the majority of voting power of shares of capital stock of the Company owned by the Stockholders, including the holders of 66-2/3% of the outstanding shares of Series F Preferred Stock and the Company;

          WHEREAS, the holders of (i) more than the majority of voting power of shares of capital stock of the Company owned by the Stockholders and (ii) more than 66-2/3% of the outstanding shares of Series F Preferred Stock have executed this Amendment;

          WHEREAS, the Company and the Stockholders deem it in their best interests to subject the Second Warrants and the Second Warrant Shares to the provisions of the Stockholders Agreement, and the Company and the Stockholders are willing to amend the Original Stockholders Agreement as provided herein;

          WHEREAS, as an inducement to the Series F Purchasers to consummate the transactions contemplated by the Second Purchase Agreement, the Company and each of the Stockholders have agreed to enter into this Amendment; and

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. The definition of "Warrants" in the Stockholders Agreement is hereby amended to include the Second Warrants.

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          2. The definition of "Warrant Shares" in the Stockholders Agreement is
hereby amended to include the Second Warrant Shares.

          3. The shares of Series F Preferred Stock referred to in the Original Stockholders Agreement shall also include the additional 5,000 shares of Series F Preferred Stock purchased by the Series F Purchasers pursuant to the Second Purchase Agreement.

          4. The Stockholders Agreement is hereby amended by deleting Schedule I to the Stockholders Agreement in its entirety and replacing it with Schedule I attached hereto.

          5. The Stockholders Agreement, as amended by this Amendment, is hereby in all respects confirmed and each of the parties hereto acknowledges and agrees that it is bound by all the terms and provisions thereof, as amended hereby.

          6. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

          7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as a sealed instrument, all as of the day and year first above written.


COMPANY:                          NEW WORLD COFFEE - MANHATTAN
                                       BAGEL, INC.



                                  By   /s/ Ramin Kamfer
                                    ------------------------------
                                      Name:  Ramin Kamfer
                                      Title: Chief Executive Officer


STOCKHOLDERS:                     HALPERN DENNY III, L.P.
                                  By: Halpern Denny & Company V, L.L.C.,
                                      General Partner



                                  By  /s/ William J. Nimmo
                                    ------------------------------
                                      Name:   William J. Nimmo
                                      Title:  Managing Member


                                  BET ASSOCIATES, L.P.

                                  By: BRU Holding Co., LLC
                                         Its General Partner


                                  By:
                                    ------------------------------
                                  Name:
                                  Title:

                                  BROOKWOOD NEW WORLD INVESTORS LLC

                                  By: Brookwood New World Co., LLC,
                                  Its Managing Member


                                  By:
                                    ------------------------------
                                  Name:
                                  Title:




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                                   SCHEDULE I

                                  STOCKHOLDERS


                                                      Series F
Stockholder                                       Preferred Stock     Warrant

Halpern Denny III, L.P.                             25,000,000      10,605,140

BET Associates, L.P.                                  8,213.01       3,263,178

Brookwood New World Investors, LLC                    8,185.32       3,263,178